UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

MOSAIC SEGMENT REALIGNMENT

This report should be read in conjunction with The Mosaic Company’s annual report on Form 10-K for the fiscal year ended May 31, 2009, and quarterly report on Form 10-Q for the three months ended August 31, 2009, including the Management’s Discussion and Analysis of Results of Operations and Financial Condition and the consolidated financial statements and accompanying notes.

Introduction

On November 30, 2009, The Mosaic Company (“Mosaic”, and individually or in any combination with its consolidated subsidiaries, “we”, “us”, “our”, or the “Company”) announced that it was realigning its business segments (the “Realignment”) to more clearly reflect the Company’s evolving business model. Our business segments are determined by management based upon factors such as products and services, production processes, technologies, market dynamics, and for which segment financial information is readily available for our chief operating decision maker. The Realignment consists of moving from three to two business segments by combining our Offshore business segment with our Phosphates business segment as this is how our chief operating decision maker began viewing and evaluating our operations during the second quarter. Our reported Potash business segment results are not affected by the Realignment; however, our previously reported average selling price for muriate of potash (“MOP”) and K-Mag® has been adjusted to eliminate intersegment transactions.

Below is information regarding the Company, our business segments, and certain factors that can affect our results of operations and financial condition following the Realignment, as well as key statistics for our Phosphates segment adjusted to reflect the Realignment.

The Company and Our Business Segments

We are one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. We conduct our business through wholly and majority owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest, including consolidated variable interest entities and investments accounted for by the equity method. After the Realignment, we are organized in two business segments.

Our Phosphates business segment owns and operates mines and production facilities in Florida which produce concentrated phosphate crop nutrients and phosphate-based animal feed ingredients, and processing plants in Louisiana which produce concentrated phosphate crop nutrients. Our Phosphates segment’s results have historically included North American distribution activities and the results of Phosphate Chemicals Export Association, Inc. (“PhosChem”), a U.S. Webb-Pomerene Act association of phosphate producers which exports concentrated phosphate crop nutrient products around the world for us and PhosChem’s other member.

In the Realignment, we eliminated reporting our Offshore business as a separate segment and now include the former Offshore business as part of our Phosphates segment. Our former Offshore business was principally an international distributor of crop nutrients. Our Phosphates business segment now includes North American distribution activities, the results of PhosChem, and our international distribution activities which include sales offices, port terminals and warehouses in several key international countries, including Brazil. In addition, the international distribution activities include blending, bagging and three single superphosphate production facilities, as well as strategic equity interests in crop nutrient producers in Brazil and China. The blending and bagging production facilities primarily produce blended crop nutrients (“Blends”) from phosphate, potash and nitrogen. The average product mix in our Blends (by volumes) contains approximately 50% phosphate, 25% potash and 25% nitrogen, although this mix can differ based on seasonal and other factors.

Our international distribution operations have historically served as an outlet for our North American Phosphates production, both for resale and as an input for Blends, and we expect to expand this role in the future. Our Potash segment also has historically furnished a portion of the raw material needs for the production of Blends, and is expected to continue to do so in the future. The Realignment is intended to further align our strong global distribution resources with our North American production assets.

Our Potash business segment owns and operates potash mines and production facilities in Canada and the U.S. which produce potash-based crop nutrients, animal feed ingredients and industrial products. Potash sales include domestic and international sales. We are a member of Canpotex, Limited (“Canpotex”), an export association of Canadian potash producers through which we sell our Canadian potash internationally.

Certain Key Factors that can Affect Results of Operations and Financial Condition

Our primary products, phosphate and potash crop nutrients and Blends, are, to a large extent, global commodities that are also available from a number of domestic and international competitors, and are sold by negotiated contracts or by reference to published market prices. The most important competitive factor for our products is delivered price. As a result, the markets for our products are highly competitive. Business and economic conditions and governmental policies affecting the agricultural industry are the most significant factors affecting worldwide demand for crop nutrients. The profitability of our businesses is heavily influenced by worldwide supply and demand for our products, which affects our sales prices and volumes. Our costs per tonne to produce our products are also heavily influenced by worldwide supply and demand because of the significant fixed costs associated with owning and operating our major facilities. World prices for the key inputs for concentrated phosphate products, including ammonia, sulfur and phosphate rock, have an effect on industry-wide phosphate prices and costs. The primary feedstock for producing ammonia is natural gas, and costs for ammonia are generally highly dependent on natural gas prices. Sulfur is a world commodity that is primarily produced as a byproduct of oil refining, where the cost is based on supply and demand for sulfur. We produce substantially all of our requirements for phosphate rock.

Prior to the Realignment, our reported Phosphates segment net sales, sales volumes and average selling price included intercompany sales to our Offshore segment, and our reported Offshore net sales included sales of products purchased from our Phosphates segment. The intercompany transactions were then eliminated at the consolidated level. As a result of the Realignment, we are no longer separately reporting intercompany sales from our North American phosphate production operations to our international distribution operations. Although this does not affect consolidated net sales, it does reduce our reported concentrated phosphate crop nutrient sales volumes because a portion of our North American concentrated phosphate crop nutrient production is incorporated in our reported sales volumes of Blends. Our Phosphates segment’s reported selling price per tonne for diammonium phosphate (“DAP”) is also affected by the segment realignment as it has been adjusted to eliminate intersegment transactions.

Key Metrics Following the Realignment

The tables below show net sales, gross margin, operating earnings (loss) and depreciation, depletion and amortization for our reportable segments for each of the eight fiscal quarters through the fiscal quarter ended August 31, 2009, adjusted to reflect the Realignment and as previously reported:

Condensed Consolidated Financial Highlights—As Revised

(dollars in millions)

The Mosaic Company								(unaudited)
	Three months ended
	August 31 2009	May 31 2009	February 28 2009	November 30 2008	August 31 2008	May 31 2008	February 29 2008	November 30 2007
Net sales:
Phosphates (a)	$1,194.5	$1,187.6	$871.3	$2,022.6	$3,328.4	$2,567.1	$1,574.5	$1,747.8
Potash	333.3	386.8	480.8	973.2	976.4	860.5	547.3	431.6
Corporate/Other (b)	(70.6)	19.1	23.4	10.7	17.7	39.1	25.4	16.0

	$1,457.2	$1,593.5	$1,375.5	$3,006.5	$4,322.5	$3,466.7	$2,147.2	$2,195.4

Gross margin:
Phosphates (c)	$114.5	$(31.9)	$(70.1)	$199.4	$1,132.5	$942.9	$521.9	$436.5
Potash	124.6	221.2	206.6	574.9	503.2	342.4	209.1	175.2
Corporate/Other (b)(c)	(16.9)	14.8	3.8	(0.6)	12.9	2.4	(3.1)	11.4

	$222.2	$204.1	$140.3	$773.7	$1,648.6	$1,287.7	$727.9	$623.1

Operating earnings (loss):
Phosphates (c)	$46.5	$(79.2)	$(152.2)	$135.9	$1,057.2	$858.2	$461.5	$364.2
Potash	99.3	198.6	186.0	547.5	477.8	331.3	195.9	161.2
Corporate/Other (b)(c)	(11.6)	6.9	9.9	(1.4)	13.9	(9.4)	(10.0)	4.2

	$134.2	$126.3	$43.7	$682.0	$1,548.9	$1,180.1	$647.4	$529.6

Depreciation, depletion and amortization:
Phosphates	$59.9	$60.3	$60.8	$56.6	$53.3	$66.3	$50.6	$52.0
Potash	29.7	30.2	27.1	30.2	31.9	36.0	33.7	30.1
Corporate/Other	2.5	2.5	2.5	2.6	2.5	2.4	2.4	2.4

	$92.1	$93.0	$90.4	$89.4	$87.7	$104.7	$86.7	$84.5

(a)

Includes PhosChem sales and cost of goods sold for its other member of $112 million, $86 million, $1 million, $324 million, $289 million, $141 million, $69 million and $145 million for the three months ended August 31, 2009, May 31, 2009, February 28, 2009, November 30, 2008, August 31, 2008, May 31, 2008, February 29, 2008 and November 30, 2007, respectively. PhosChem is a consolidated subsidiary of Mosaic.

(b)	Includes elimination of intersegment sales.
(c)

The Phosphates segment impact of lower of cost or market inventory write-downs was $46.9 million for the three months ended May 31, 2009, $28.3 million for the three months ended February 28, 2009, and $287.7 million for the three months ended November 30, 2008. In addition, Corporate/Other includes $5.8 million lower of cost or market inventory write-down related to nitrogen products for the three months ended November 30, 2008.

Condensed Consolidated Financial Highlights—As Previously Reported

(dollars in millions)

The Mosaic Company								(unaudited )
	Three months ended
	August 31 2009	May 31 2009	February 28 2009	November 30 2008	August 31 2008	May 31 2008	February 29 2008	November 30 2007
Net sales:
Phosphates (a)	$814.4	$884.5	$552.4	$1,750.9	$2,592.8	$2,035.1	$1,257.8	$1,230.8
Potash	333.3	386.8	480.8	973.2	976.4	860.5	547.3	431.6
Offshore	468.1	394.1	344.7	562.4	1,048.0	695.0	387.0	644.3
Corporate/Other (b)	(158.6)	(71.9)	(2.4)	(280.0)	(294.7)	(123.9)	(44.9)	(111.3)

	$1,457.2	$1,593.5	$1,375.5	$3,006.5	$4,322.5	$3,466.7	$2,147.2	$2,195.4

Gross margin:
Phosphates (c)	$111.4	$32.9	$(63.2)	$298.2	$1,005.7	$851.6	$478.4	$397.6
Potash	124.6	221.2	206.6	574.9	503.2	342.4	209.1	175.2
Offshore (d)	11.2	(109.2)	(81.5)	(95.2)	180.6	133.5	43.2	50.1
Corporate/Other (b)(d)	(25.0)	59.2	78.4	(4.2)	(40.9)	(39.8)	(2.8)	0.2

	$222.2	$204.1	$140.3	$773.7	$1,648.6	$1,287.7	$727.9	$623.1

Operating earnings (loss):
Phosphates (c)	$61.2	$2.3	$(123.9)	$258.8	$950.8	$797.4	$442.7	$346.8
Potash	99.3	198.6	186.0	547.5	477.8	331.3	195.9	161.2
Offshore (d)	(8.0)	(126.7)	(103.6)	(120.1)	159.0	101.5	18.1	25.7
Corporate/Other (b)(d)	(18.3)	52.1	85.2	(4.2)	(38.7)	(50.1)	(9.3)	(4.1)

	$134.2	$126.3	$43.7	$682.0	$1,548.9	$1,180.1	$647.4	$529.6

Depreciation, depletion and amortization:
Phosphates	$55.6	$56.2	$57.1	$52.7	$48.4	$61.6	$46.0	$47.5
Potash	29.7	30.2	27.1	30.2	31.9	36.0	33.7	30.1
Offshore	4.3	4.1	3.7	3.9	4.9	4.7	4.6	4.5
Corporate/Other	2.5	2.5	2.5	2.6	2.5	2.4	2.4	2.4

	$92.1	$93.0	$90.4	$89.4	$87.7	$104.7	$86.7	$84.5

(a)

Includes PhosChem sales and cost of good sold for its other member of $112 million, $86 million, $1 million, $324 million, $289 million, $141 million, $69 million and $145 million for the three months ended August 31, 2009, May 31, 2009, February 28, 2009, November 30, 2008, August 31, 2008, May 31, 2008, February 29, 2008 and November 30, 2007, respectively. PhosChem is a consolidated subsidiary of Mosaic.

(b)	Includes elimination of intercompany sales.
(c)	The Phosphates segment impact of lower of cost or market inventory write-down was $14.5 million and $213.2 million for the three months ended May 31, 2009 and November 30, 2008, respectively.
(d)

The Offshore segment impact of lower of cost or market inventory write-downs was $64.9 million, $32.5 million, and $149.3 million for the three months ended May 31, 2009, February 28, 2009, and November 30, 2008, respectively; however, the consolidated impact was $46.9 million, $28.3 million, and $74.5 million for the three months ended May 31, 2009, February 28, 2009 and November 30, 2008, respectively, as some of the product was purchased from the Phosphates segment. The $18.0 million, $4.2 million and $74.8 million intercompany amounts for the three months ended May 31, 2009, February 28, 2009, and November 30, 2008, respectively, were eliminated and included in Corporate/Other. In addition, Corporate/Other includes $5.8 million lower of cost or market inventory write-down related to nitrogen products for the three months ended November 30, 2008.

The tables below show certain additional key statistics for our business for each of the eight fiscal quarters through the fiscal quarter ended August 31, 2009, adjusted to reflect the Realignment and as previously reported:

Key Statistics—As Revised

The Mosaic Company									(unaudited)
	Three months ended
	August 31 2009	May 31 2009	February 28 2009		November 30 2008	August 31 2008	May 31 2008	February 29 2008	November 30 2007
Sales volumes (000 tonnes):
Phosphates Segment
Phosphates
Crop Nutrients (a):
North America	683	627	482		366	779	1,005	979	845
International	1,161	1,076	617		602	1,093	1,055	934	1,160
Crop Nutrient Blends (b)	702	535	299		406	731	760	580	891
Feed Phosphates	150	130	131		125	186	236	259	234
Other (c)	194	140	89		254	281	207	138	355

Total Phosphates Segment Tonnes (a)	2,890	2,508	1,618		1,753	3,070	3,263	2,890	3,485

Potash Segment
Potash
Crop Nutrients (d):
North America	109	234	201		524	546	950	825	789
International	508	236	317		921	1,090	1,105	1,028	948
Non agricultural	178	177	266		277	261	305	249	279

Total Potash Segment Tonnes (e)	795	647	784		1,722	1,897	2,360	2,102	2,016

Production volumes (North America) (000 tonnes):
Phosphates	1,817	1,882	918		1,332	2,084	2,090	1,910	1,995
Potash	816	766	1,377		2,014	1,974	2,274	2,200	1,864

Average selling price per tonne:
DAP (f)	$278	$365	$499	(j)	$1,086	$1,028	$759	$490	$414
Blends (b)(g)	401	409	429		711	840	630	482	410
MOP (f)	354	540	565		529	488	335	221	174
K-Mag®(f)	301	366	354		325	292	186	143	132

Average price for key raw materials:
Ammonia (tonne) (Central Florida) (h)	$233	$292	$496		$810	$572	$573	$399	$316
Sulfur (long ton) (North America)	43	72	228		488	573	389	175	100

Canadian resource taxes and royalties (i)	$17	$26	$78		$142	$169	$207	$82	$34

(a)	Phosphates volumes represent dry product tonnes. Excludes tonnes sold by PhosChem for its other member.
(b)	The average product mix in our Blends (by volumes) contains approximately 50% phosphate, 25% potash and 25% nitrogen, although this mix can differ based on seasonal and other factors.
(c)	Other volumes are primarily single superphosphate, potash and urea sold in countries outside North America.
(d)	Potash volumes include intersegment sales, and exclude tonnes mined under a third party tolling arrangement.
(e)

Includes sales volumes (in thousands of tonnes) of 103 tonnes, 135 tonnes, 75 tonnes, 125 tonnes, 209 tonnes, 544 tonnes, 246 tonnes and 167 tonnes of K-Mag® for the three months ended August 31, 2009, May 31, 2009, February 28, 2009, November 30, 2008, August 31, 2008, May 31, 2008, February 29, 2008 and November 30, 2007, respectively.

(f)	FOB Plant, sales to unrelated parties.
(g)	FOB destination
(h)	Delivered Tampa, Florida
(i)	Amounts in millions of U.S. dollars
(j)

The increase in the average selling price of DAP to $499 per tonne compared to the previously reported selling price is related to a significant level of sales that quarter to customers in India at higher pricing.

Key Statistics—As Previously Reported

The Mosaic Company								(unaudited)
	Three months ended
	August 31 2009	May 31 2009	February 28 2009	November 30 2008	August 31 2008	May 31 2008	February 29 2008	November 30 2007
Sales volumes (000 tonnes):
Phosphates Segment
Phosphates
Crop Nutrients (a):
North America	683	627	482	366	779	1,005	979	845
International	1,244	1,118	500	740	1,138	1,135	980	1,201
Feed Phosphates	135	122	115	126	174	213	249	234

Total Phosphates Segment Tonnes (a)	2,062	1,867	1,097	1,232	2,091	2,353	2,208	2,280

Potash Segment
Potash
Crop Nutrients (b):
North America	109	234	201	524	546	950	825	789
International	508	236	317	921	1,090	1,105	1,028	948
Non agricultural	178	177	266	277	261	305	249	279

Total Potash Segment Tonnes (c)	795	647	784	1,722	1,897	2,360	2,102	2,016

Production volumes (North America)
(000 tonnes):
Phosphates	1,817	1,882	918	1,332	2,084	2,090	1,910	1,995
Potash	816	766	1,377	2,014	1,974	2,274	2,200	1,864

Average selling price per metric tonne:
DAP (d)	$276	$345	$413	$1,083	$1,013	$754	$487	$417
MOP (d)	382	540	565	529	488	335	221	174
K-Mag®(d)	301	369	354	318	288	186	145	132

Average price for key raw materials:
Ammonia (tonne) (Central Florida) (e)	$233	$292	$496	$810	$572	$573	$399	$316
Sulfur (long ton)	43	72	228	488	573	389	175	100

Canadian resource taxes and royalties (f)	$17	$26	$78	$142	$169	$207	$82	$34

(a)	Phosphates volumes represent dry product tonnes, primarily DAP and MAP. Excludes tonnes sold by PhosChem for its other member.
(b)	Potash volumes exclude tonnes mined under a third party tolling arrangement.
(c)

Includes sales volumes (in thousands of tonnes) of 103 tonnes, 135 tonnes, 75 tonnes, 125 tonnes, 209 tonnes, 544 tonnes, 246 tonnes, and 167 tonnes of K-Mag® for the three months ended August 31, 2009, May 31, 2009, February 29, 2009, November 30, 2008, August 31, 2008, May 31, 2008, February 29, 2008, and November 30, 2007, respectively.

(d)	FOB plant
(e)	Delivered Tampa, Florida
(f)	Amounts in millions of U.S. dollars

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 21, 2009	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary